UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2015

RESTAURANT BRANDS INTERNATIONAL INC.

RESTAURANT BRANDS INTERNATIONAL LIMITED PARTNERSHIP

(Exact name of registrant as specified in its charter)

Canada Ontario	001-36786 001-36787	98-1202754 98-1206431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Restaurant Brands International Inc.

Restaurant Brands International Limited Partnership

226 Wyecroft Road

Oakville, Ontario L6K 3X7

(Address of principal executive offices, including Zip Code)

(905) 845-6511

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On May 11, 2015, Restaurant Brands International Inc. (the “Company”) issued a press release to announce that two indirect subsidiaries of the Company (the “Issuers”) intended to offer $1,250 million in aggregate principal amount of first lien senior secured notes due 2022 (the “Notes”) and refinance their existing first lien term loan facility. On May 13, 2015, the Company issued a press release to announce the launch of the offering of the Notes. On May 14, 2015, the Company issued a press release to announce that the Issuers had priced the Notes. Copies of these press releases are attached hereto as Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3.

Item 9.01	Financial Statements and Exhibits

Exhibit 99.1         Press Release dated May 11, 2015

Exhibit 99.2         Press Release dated May 13, 2015

Exhibit 99.3         Press Release dated May 14, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESTAURANT BRANDS INTERNATIONAL INC. RESTAURANT BRANDS INTERNATIONAL LIMITED PARTNERSHIP, by its general partner Restaurant Brands International Inc.

Date: May 15, 2015	/s/ Joshua Kobza
Name: Joshua Kobza
Title: Chief Financial Officer